                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        MCI COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        MCI COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
  /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

(LOGO)

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                          TIME:
                                              MONDAY, MAY 23, 1994
                                              AT 10:00 A.M.

                                          PLACE:
                                              THE CONCERT HALL
                                              THE JOHN F. KENNEDY CENTER
                                                FOR THE PERFORMING ARTS
                                              WASHINGTON, D.C.

                                          MCI COMMUNICATIONS CORPORATION

(LOGO)  MCI COMMUNICATIONS
        CORPORATION
        1801 Pennsylvania Avenue, NW      Bert C. Roberts, Jr.
        Washington, DC 20006              Chairman and
                                          Chief Executive Officer

                                                                  April 14, 1994

DEAR STOCKHOLDER:

     This year's annual meeting of stockholders will be held in The Concert Hall at The John F. Kennedy Center for the Performing Arts, Washington, D.C., on Monday, May 23, 1994, at 10:00 a.m. (E.D.T.). You are cordially invited and encouraged to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, covering the formal business to be conducted at the meeting, follow this letter.

     At the annual meeting, the formal business for the stockholders will consist of the election of four directors, the proposed approval of the reservation of additional shares of Common Stock to be issued under the employee stock purchase plan and the proposed approval of the board's selection of independent accountants. Regardless of the number of shares you own, your careful consideration of and vote on these matters and such other business that may come before the stockholders is important.

     In order to ensure that your shares will be voted at the meeting, please complete, date and sign the accompanying proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States.

     In addition to conducting the formal business at the annual meeting, we also will review MCI's activities over the past year and its plans for the future. I sincerely hope you will be able to join us.

                                          Very truly yours,

                                      /s/ BERT C. ROBERTS, JR.

                                          BERT C. ROBERTS, JR.
                                          Chairman of the Board of Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of MCI COMMUNICATIONS CORPORATION (the "Company") will be held in The Concert Hall at The John F. Kennedy Center for the Performing Arts, Washington, D.C., on Monday, May 23, 1994, at 10:00 a.m. (E.D.T.), for the following purposes:

          (1) election of four directors, each to serve for a term of three years;

          (2) approval of the reservation of 20,000,000 additional shares of Common Stock to be issued under the employee stock purchase plan;

          (3) approval of the appointment by the board of directors of Price Waterhouse as independent accountants for the year to end December 31, 1994; and

          (4) transaction of such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 1994, are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote will be kept at the Company's offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C., for a period of ten days prior to the meeting.

Dated: April 14, 1994

                                          By order of the board of directors,

                                      /s/ C. BOLTON-SMITH, JR.

                                          C. BOLTON-SMITH, JR.
                                          Secretary

                         MCI COMMUNICATIONS CORPORATION
                         1801 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20006

                                PROXY STATEMENT

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MCI COMMUNICATIONS CORPORATION ("MCI" or the "Company") for use at the annual meeting of stockholders to be held on Monday, May 23, 1994, at 10:00 a.m., in The Concert Hall at the John F. Kennedy Center for the Performing Arts, Washington, D.C., or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Company's 1993 Annual Report, which contains MCI's financial statements for the year ended December 31, 1993, this proxy statement and a form of proxy are being mailed on or about April 14, 1994, to stockholders of record at the close of business on March 25, 1994, the record date for the meeting.

     The cost of soliciting proxies will be borne by the Company and will consist of expenses of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation may also be made by the Company's officers, directors or regular employees personally or by telephone. The firm of Georgeson & Co. Inc., New York, New York, has been retained to assist in the solicitation of proxies for the annual meeting at an estimated fee of $18,000 plus direct out-of-pocket expenses.

REVOCABILITY OF PROXY

     Execution of a proxy will not affect your right to attend the annual meeting and to vote in person. You may revoke your proxy any time before it is voted, either by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of your revocation or by attending and voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a prior proxy.

RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURE

     Only stockholders of record at the close of business on March 25, 1994, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the record date, the Company had two outstanding classes of capital stock, Common Stock, par value $.10 per share, and Series D Convertible Preferred Stock (the "Preferred Stock"), par value $.10 per share. On the record date, there were 542,787,422 shares of Common Stock outstanding and entitled to vote at the annual meeting. For the purposes of this meeting, the Preferred Stock has no voting rights.

     The holders of Common Stock vote as a single class with regard to all matters to be acted upon at the annual meeting. At this meeting, it is planned that stockholders will vote on the following matters: (1) the election of directors; (2) approval of the reservation of additional shares for issuance under the employee stock purchase plan ("Proposal 1"); and (3) approval of the appointment of the Company's independent auditors ("Proposal 2"). With regard to Proposals 1 and 2 (the "Proposals"), each stockholder, other than any stockholder owning in excess of 10% of the outstanding shares of capital stock, may cast one vote for each share of Common Stock entitled to be voted. Any holder who owns in excess of 10% of the outstanding shares of capital stock will be entitled to only one hundredth (1/100) of a vote for each share in excess of 10%, and will, under any circumstances, be entitled to cast a maximum aggregate of 15% of all votes entitled to be cast on each proposal.

     In voting upon the election of directors, voting is cumulative. This means that each stockholder has the right to cast as many votes in the aggregate as equals the number of votes to which that stockholder is entitled on other matters multiplied by the number of directors to be elected (four at this meeting). Each stockholder may cast the whole number of votes so computed for one candidate, or may distribute them among the candidates, as he or she chooses. The voting restrictions upon substantial stockholders described above also apply to the votes which may be cast in cumulative voting for directors.

     Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approval of each of the Proposals requires the affirmative vote of a majority of the votes cast, either in person or by proxy, for that Proposal. An abstention from voting will be tabulated as a vote withheld in the election of directors and in voting on each of the Proposals. An abstention will be included in computing the number of shares present for purposes of determining the presence of a quorum for the meeting.

     Brokers holding shares in street name for beneficial owners must vote those shares according to specific instructions they receive from the owners. Under applicable rules, if specific instructions are not received, however, brokers have the authority to vote the shares in their discretion on certain matters. Absent specific instructions from the beneficial owners in the case of a matter on which brokers may not vote the shares in their discretion, the brokers may not vote the shares. Brokers that do not receive instructions from stockholders may vote, in their discretion, on both the election of directors and the Proposals being voted on at this meeting. Therefore, failure of stockholders to provide instructions will not prevent votes from being cast by the broker in its discretion.

     At the meeting, votes will be tabulated by inspectors of election appointed by the Chairman of the Company's board of directors. The by-laws of the Company provide that a majority of the votes entitled to be cast by the holders of all shares of capital stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

     Each signed and dated proxy returned to the Company will be voted in accordance with the instructions you indicate on the proxy form. If you give no instructions, the proxy will be voted FOR the election as directors of the four management nominees, FOR the approval of the reservation of additional shares to be issued under the employee stock purchase plan and FOR the approval of the appointment of Price Waterhouse as independent accountants. Unless you instruct otherwise, the persons named as proxies may distribute cumulative votes unequally among those nominees for whom you have indicated the shares are to be voted.

     The Company knows of no reason why any of the nominees for election as a director would be unable to serve. Nevertheless, should one or more nominees become unable to serve, all proxies, except where a contrary instruction has been given, will be voted in accordance with the best judgment of the persons named as proxies. The board of directors knows of no matter, other than those discussed in this proxy statement, to be presented at the annual meeting. If, however, any other matter properly comes before the meeting or any adjournment thereof, all proxies will be voted on such matters by the named proxies in accordance with their best judgment.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide that the number of directors shall not be less than three nor more than fifteen, as determined by the board of directors from time to time. The board of directors, which currently consists of eleven members, is divided into three classes: one class of three directors and two classes of four directors. The Company's stockholders elected all current directors, except Mr. Liebhaber, who was elected by the board at its June 1992 meeting. The by-laws also provide that directors shall be elected for three-year terms and that one class of directors shall be elected at each annual meeting of stockholders. At this annual meeting, the class of directors whose terms then expire are to be elected for terms expiring at the annual meeting in 1997.

     Upon consummation of the transaction between the Company and British Telecommunications plc ("BT"), approved by stockholders on March 11, 1994, the board of directors will be expanded by three directors and BT will have the right to elect all three of these additional directors. The consummation of the transaction, however, is subject to certain conditions, including regulatory approval in both the United States and Europe.

     The table below sets forth certain information as of December 31, 1993, with respect to the four candidates for election as directors at this annual meeting and the remaining seven directors of the Company whose terms do not expire this year.

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL
                                                               DIRECTOR            OWNERSHIP OF
            NAME, AGE AND PRINCIPAL OCCUPATION                  SINCE            COMMON STOCK (1)
- ----------------------------------------------------------     --------         -------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1994 AND WHO ARE NOMINEES
  FOR TERMS EXPIRING IN 1997

Clifford L. Alexander, Jr. (60)(A)(C).....................       1982                   40,000(2)
President of Alexander & Associates, Inc., management
  consultants, since 1981; a director of Dreyfus 3rd
Century Fund, Dreyfus General Family of Funds, Equitable
Resources, Inc., Mutual of America Life Insurance Company,
Dun & Bradstreet Corporation and a member of the Board of
Governors of the American Stock Exchange.

Richard M. Jones (67)(B)..................................       1988                   20,000
Chairman and Chief Executive Officer of Guaranty Federal
  Savings Bank from 1989 to 1991; a director of Applied
Power Inc., Illinois Tool Works Inc., Baker-Fentress &
Company and Guaranty Federal Savings Bank.

Richard T. Liebhaber (58).................................       1992                  507,594(3)
Chief Strategy and Technology Officer of MCI since 1992;
Executive Vice President and Group Executive of MCI from
1990 to 1992; Executive Vice President of MCI from 1986 to
1990.

John R. Worthington (63)..................................       1968                  611,397(4)
General Counsel of MCI since 1971; Senior Vice President
  of MCI since 1979.


DIRECTORS WHOSE TERMS EXPIRE IN 1995

Michael H. Bader (64)(B)..................................       1968                  394,874(5)
Member of the law firm of Haley, Bader & Potts; Chairman
  of radio stations WGLL and WCBG from 1983 to 1993;
Chairman of radio station WTHU from 1988 to 1993; Vice
President of Bach 'n Roll Radio of Brandon, Inc. since
1989.

Gordon S. Macklin (65)(B).................................       1988                   24,000(6)
Chairman of White River Corporation, a financial services
  company, since 1993; Chairman of Hambrecht & Quist, a
venture capital and investment banking company, from 1987
to 1992; a director of Fund American Enterprises Holdings,
Inc., Martin Marietta Corporation and director or managing
general partner, as the case may be, of several of the
investment companies in the Franklin and Templeton Groups
of Funds.

Bert C. Roberts, Jr. (51)(C)..............................       1985                1,073,524(7)
Chairman of the Board of MCI since 1992; Chief Executive
  Officer of MCI since 1991; President and Chief Operating
Officer of MCI from 1985 to 1992.

Richard B. Sayford (63)(B)(C).............................       1980                   20,990(8)
President and Chief Executive Officer of Strategic
  Enterprises, Inc., a management consulting firm, since
1986; a director of Princeton Diagnostic Laboratories of
America, Inc.


DIRECTORS WHOSE TERMS EXPIRE IN 1996

Judith Areen (49)(A)......................................       1992                   10,000(9)
Executive Vice President for Law Center Affairs and Dean
  of the Law Center, Georgetown University, since 1989;
Co-director, Joint Degree Program in Public Health and
Law, Law Center, Georgetown University, from 1987 to 1989;
Professor of Law, Law Center, Georgetown University, since
1976.

                                                                                 AMOUNT AND NATURE
                                                                                   OF BENEFICIAL
                                                               DIRECTOR            OWNERSHIP OF
            NAME, AGE AND PRINCIPAL OCCUPATION                  SINCE            COMMON STOCK (1)
- ----------------------------------------------------------     --------         -------------------
C. B. Rogers, Jr. (64)(A)(C)..............................       1988                   58,000
Chairman and Chief Executive Officer of Equifax Inc., an
  information services firm, since 1992; President and
Chief Executive Officer of Equifax Inc., from 1989 to
1992; President and Chief Operating Officer of Equifax
Inc., from 1987 to 1989; a director of Equifax Inc.,
Sears, Roebuck & Company, Briggs & Stratton Corporation
and Dean Witter, Discover & Company.

Judith Whittaker (55)(A)..................................       1985                   26,000
Vice President -- Legal of Hallmark Cards, Incorporated, a
  greeting card and gift manufacturing company, since
1992; Associate General Counsel of Hallmark Cards,
Incorporated, for more than five years prior thereto; Vice
President and General Counsel of Univision Holdings, Inc.,
a subsidiary of Hallmark Cards, Incorporated, from 1988 to
1992; a director of Harmon Industries, Inc.

- ---------------
(A) Member of the Audit Committee.
(B) Member of the Compensation Committee.
(C) Member of the Nominating Committee.

     (1) All quantities of Common Stock have been adjusted to reflect the 2-for-1 stock dividend issued in July 1993. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the securities reported, except with respect to shares of Common Stock allocated to accounts under the Company's Employee Stock Ownership Plan ("ESOP"), which includes a Retirement Savings Plan, with respect to which shares such person has sole voting power only. Where indicated, the data also include shares which each person had the right to acquire upon exercise of stock options within sixty days of December 31, 1993, and grants of restricted stock awards. As of December 31, 1993, no individual officer or director beneficially owned more than 1% of the outstanding shares of Common Stock.

     (2) Mr. Alexander shares voting and investment power with respect to all shares.

     (3) Includes 10,686 shares of Common Stock allocated to Mr. Liebhaber's account under the ESOP, 369,855 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 60,000 shares of Common Stock granted pursuant to restricted stock awards.

     (4) Includes 29,278 shares of Common Stock allocated to Mr. Worthington's account under the ESOP and 301,930 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options. Does not include 151,790 shares of Common Stock owned solely by Mr. Worthington's wife, in which shares he disclaims beneficial ownership.

     (5) Mr. Bader shares voting and investment power with respect to all shares. Mr. Bader is one of seven trustees for the William G. McGowan Charitable Fund, Inc.; he does not, however, have voting or investment power over any of the Company's Common Stock held by the fund.

     (6) Does not include 3,200 shares of Common Stock owned solely by Mr. Macklin's wife, in which shares he disclaims beneficial ownership.

     (7) Includes 44,569 shares of Common Stock allocated to Mr. Roberts' account under the ESOP, 705,000 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options, 161,736 shares of Common Stock granted pursuant to restricted stock awards and 108,000 shares of Common Stock owned by a limited partnership in which Mr. Roberts is a general partner. Does not include 24,000 shares of Common Stock held by his wife as custodian for the benefit of their minor children and 12,000 shares held by his son, in all of which shares Mr. Roberts disclaims beneficial ownership.

     (8) Does not include 800 shares of Common Stock owned solely by Mr. Sayford's wife, in which shares he disclaims beneficial ownership.

     (9) Includes 6,000 shares of Common Stock Ms. Areen has the right to acquire pursuant to the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MCI, since its inception, has retained the law firm of Haley, Bader & Potts, in which firm director Michael H. Bader is a partner, as special counsel for communications law matters. Legal fees and expenses paid by the Company to this law firm for the year ended December 31, 1993, totaled approximately $170,000. It is anticipated that the Company will pay Haley, Bader & Potts an amount in excess of $60,000 in 1994 in respect of services rendered and to be rendered to the Company and its subsidiaries during that year.

     MCI has retained the management consulting firm of Alexander & Associates, Inc., of which company director Clifford L. Alexander, Jr. is President, for the purpose of obtaining consulting services related to minority employment matters. The Company paid $75,000 for fees and expenses to this consulting firm for the year ended December 31, 1993. It is anticipated that the Company will pay Alexander & Associates, Inc., an amount in excess of $60,000 in 1994 in respect of services rendered and to be rendered to the Company and its subsidiaries during that year.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares beneficially owned by each of the named officers and by all executive officers and directors as a group. The share ownership of the Chief Executive Officer, Bert C. Roberts, Jr., and of Richard T. Liebhaber and all other directors is set forth in the table appearing under the caption "Election of Directors", elsewhere in this proxy statement.

                                                                               NUMBER OF SHARES
                   NAME, AGE AND PRINCIPAL OCCUPATION                       BENEFICIALLY OWNED (1)
- ------------------------------------------------------------------------    ----------------------
Gerald H. Taylor (52)...................................................            446,457(2)
President and Chief Operating Officer of MCI Telecommunications
  Corporation ("MCIT") since 1994; Executive Vice President and Group
Executive of MCIT from 1993 to 1994; Executive Vice President of MCIT since 1990; Senior Vice President of MCIT for more than 5 years prior thereto.

Eugene Eidenberg (54)...................................................            384,326(3)
Executive Vice President and Group Executive of MCI since 1993;
  Executive Vice President of MCI since 1989; President of Macrovision
Corporation, a video technology company, from 1987 to 1989.

Daniel E. Crawford (54).................................................            347,680(4)
Executive Vice President of MCIT since 1990; President of MCI Southwest
Division from 1989 to 1990.

All executive officers and directors as a group. (5)....................          5,161,650(6)

- ------------

     (1) Includes shares which each person had the right to acquire upon exercise of stock options within sixty days of December 31, 1993, and grants of restricted stock.

     (2) Includes 29,976 shares of Common Stock allocated to Mr. Taylor's account under the ESOP, 272,984 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 125,000 shares of Common Stock granted pursuant to restricted stock awards.

     (3) Includes 1,972 shares of Common Stock allocated to Mr. Eidenberg's account under the ESOP, 319,300 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 60,000 shares of Common Stock granted pursuant to restricted stock awards.

     (4) Includes 5,595 shares of Common Stock allocated to Mr. Crawford's account under the ESOP, 284,550 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 40,000 shares of Common Stock granted pursuant to restricted stock awards. Does not include 2,240 shares of Common Stock owned solely by Mr. Crawford's wife, in which shares he disclaims beneficial ownership.

     (5) This group includes the Company's executive officers, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its directors, a total of 21 persons.

     (6) Includes 144,947 shares of Common Stock allocated to officers' accounts under the ESOP, 3,108,391 shares of Common Stock that officers and directors have the right to acquire pursuant to the exercise of stock options and 661,736 shares granted to officers pursuant to restricted stock awards. Officers and directors have shared voting and investment power with respect to 434,874 of these shares of Common Stock.

     The following table sets forth the number of shares beneficially owned by holders of 5% or more of the Company's Common Stock outstanding as of December 31, 1993, based solely on the statements on Schedule 13G received by the Company.

                                                              NUMBER AND PERCENTAGE OF
                         NAME AND ADDRESS                    CLASS OF COMMON STOCK OWNED
        ---------------------------------------------------  ---------------------------
        Mellon Bank Corporation............................  28,798,000 shares or 5.33%
        One Mellon Bank Center
        Pittsburgh, Pennsylvania

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and amendments to all such forms) furnished to the Company during its most recent fiscal year, the Company is not aware of any director or executive officer who has not filed on a timely basis, as disclosed in such Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

               BOARD OF DIRECTORS' COMMITTEES, MEETINGS AND FEES

     To assist the board of directors in managing the Company's business and affairs, the Company's board has constituted from among its members a number of committees, including an Audit Committee, a Compensation Committee and a Nominating Committee. The functions of the Audit Committee include review, with the independent accountants and the internal auditors, of the audit plan and results of their audits, review of any significant consulting services provided by the independent accountants, consideration of the range of audit and non-audit fees and review of the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee include determining the salary of the Chief Executive Officer and administering the Company's Stock Option Plan, Executive Incentive Compensation Plan and 1990 Stock Purchase Plan. The Nominating Committee considers potential nominees for election to the board of directors and administers the 1988 Directors' Stock Option Plan. The Nominating Committee will consider recommendations by stockholders for nominees for election as directors at the 1995 annual meeting submitted by December 7, 1994. Recommendations should be sent to the Company's Secretary at the Company's headquarters, identifying the nominee by name and providing pertinent information concerning the nominee's background, experience and qualifications.

     During the year ended December 31, 1993, the board of directors had ten regular and two special meetings. The Audit Committee met twice, the Compensation Committee met four times and the Nominating Committee met once. Each of the Company's directors attended at least 75% of the total of (1) the number of meetings of the board of directors and (2) the number of meetings held by all committees of the board on which such director served during the period for which such director was a member of such committee(s).

     During 1993, directors of the Company who were not officers were paid a retainer of $2,000 per month and an additional $1,000 for each meeting of the board of directors which they attended and for each committee meeting they attended that was not held on a day on which a meeting of the board of directors was held. Effective March 1994, these amounts were increased. The retainer amount will be $2,250 per month and $1,500 will be paid for each meeting of the board of directors or of a committee of the board of directors that is held on a day other than a day the board of directors meets. In addition, the Chairmen of the Audit and

Compensation Committees received an additional retainer of $300 per month, and members of the Audit and Compensation Committees who attended an Audit or Compensation Committee meeting on the same day a board of directors meeting was held were paid an additional $700. Directors also were reimbursed for actual out-of-pocket travel expenses incurred in connection with attendance at board and/or committee meetings.

     In 1989, the stockholders of the Company approved the 1988 Directors' Stock Option Plan (the "Directors' Plan") and reserved 1,000,000 shares of Common Stock for issuance pursuant to such Plan. Under the Directors' Plan, each non-employee director is granted a five-year option to purchase 40,000 shares of Common Stock at the closing price of the Common Stock on the date of grant. Options are exercisable after the first anniversary of the date of grant in cumulative installments of up to 25% for each year outstanding. The option price is payable upon exercise of the option either in cash, by the surrender of shares of Common Stock having a fair market value on the date of receipt by the Company equal to the option price or by such other means as the Nominating Committee may prescribe. Payment of the option price by surrender of shares may be made only once every 90 days. The Directors' Plan provides for automatic grants of similar options to all new non-employee directors elected to the board. Upon the fifth anniversary of the date of grant of options, the unexercised portion of the grant is canceled, and a new option for 40,000 shares automatically is granted.

     Neither the board of directors nor the Nominating Committee has authority to change the number of shares granted to directors, change the pricing formula or vesting schedule or selectively determine which of the non-employee directors shall receive options pursuant to the Directors' Plan.

     Options are transferable only by will or under the laws of descent and distribution. With certain exceptions, each option may be exercised only by the optionee and only if the optionee is a director of the Company.

     As of December 31, 1993, options to purchase 680,000 shares of Common Stock have been granted pursuant to the Directors' Plan, which options have an average per share exercise price of $23.0965. During the year ended December 31, 1993, participating directors as a group exercised options to purchase 84,000 shares of Common Stock and realized $1,228,500 from the exercise of options granted under the Directors' Plan.

                       REMUNERATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                     COMPENSATION AWARDS
                                                                                  -------------------------
                                                                                  RESTRICTED    SECURITIES
                                        ANNUAL COMPENSATION      OTHER ANNUAL        STOCK      UNDERLYING       ALL OTHER
                                       ----------------------   COMPENSATION(1)   AWARD(S)(2)     OPTIONS     COMPENSATION(3)
 NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)         ($)             ($)           (#)             ($)
- ------------------------------  ----   ----------   ---------   ---------------   -----------   -----------   ---------------
Bert C. Roberts, Jr...........  1993    $800,000    $900,000       $ 459,869      $2,059,500      180,000         $37,037
Chairman and Chief Executive    1992     725,000     800,000          22,180       1,342,000      160,000          63,826
Officer                         1991     600,000     650,000                                      280,000

Richard T. Liebhaber..........  1993     385,000     272,350          52,366         560,500       92,000          40,052
Chief Strategy and Technology   1992     370,000     253,400          11,694         671,000       92,000          48,041
Officer                         1991     345,000     240,925                                      180,000

Gerald H. Taylor(4)...........  1993     307,800     220,175         106,883       2,874,187       90,000          26,559
President and Chief             1992     275,000     188,675           3,685         335,500       70,000          30,306
Operating Officer of MCI        1991     255,000     179,400                                      121,000
Telecommunications

Eugene Eidenberg..............  1993     270,000     202,775          30,533       1,401,250       70,000          27,924
Executive Vice President        1992     260,000     188,675           5,767         167,750       70,000          43,601
and Group Executive             1991     250,000     179,400                                      140,000

Daniel E. Crawford............  1993     259,500     185,875          38,787         514,875       70,000          22,293
Executive Vice President        1992     235,000     188,675           2,991         335,500       70,000          32,851
of MCI Telecommunications       1991     224,615     179,400                                      112,500

- ---------------
     (1) Represents taxes paid on behalf of the executive as the result of the purchase of an annuity to discharge the Supplemental Pension Plan's obligation to the executive. These amounts reduce dollar for dollar the actual amount of pension to be paid to the executive upon retirement.

     (2) Net value based on the market price on the date of award. Executive officers held the following restricted shares, with net value as indicated based on the market price on December 31, 1993: Mr. Roberts, 161,736 shares, valued at $4,552,868; Mr. Liebhaber, 60,000 shares, valued at $1,689,000; Mr. Taylor, 125,000 shares, valued at $3,518,750; Mr. Eidenberg, 60,000 shares, valued at $1,689,000; and Mr. Crawford, 40,000 shares, valued at $1,126,000. Dividends on the restricted shares are held by the Company until the restrictions are removed and are not included in the valuations. When the restrictions are removed, the Company will pay such dividends to the recipient.

     (3) Consists of the following: (1) contributions by the Company to the executives' accounts under the MCI Communications Corporation Retirement Savings Plan (401(k)); and (2) all whole life premiums paid by the Company for executive life insurance during the year. The values of the two components for each executive officer are: Mr. Roberts (1) $8,994 and (2) $28,043; Mr. Liebhaber (1) $8,994 and (2) $31,058; Mr. Taylor (1) $8,994 and (2) $17,565; Mr. Eidenberg (1)
$8,994 and (2) $18,930; and Mr. Crawford (1) $8,994 and (2) $13,299.

     (4) Mr. Taylor was named to his current position as of April 8, 1994. During 1993, Mr. Taylor served as Executive Vice President and Group Executive of MCI Telecommunications.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                       NUMBER OF     % OF TOTAL
                       SECURITIES      OPTIONS                                         POTENTIAL REALIZABLE VALUE AT
                       UNDERLYING    GRANTED TO     EXERCISE                  ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION
                        OPTIONS       EMPLOYEES     OR BASE                                  FOR OPTION TERM(2)
                        GRANTED       IN FISCAL      PRICE      EXPIRATION    ------------------------------------------------
        NAME             (#)(3)         YEAR         ($/SH)      DATE(4)      0% ($)(5)        5% ($)              10% ($)
- ---------------------  ----------    -----------    --------    ----------    ---------    ---------------     ---------------
Bert C. Roberts,
  Jr.................     180,000        0.984%     $20.9375     01/26/03      $     0     $     2,369,970     $     6,006,150
Richard T.
  Liebhaber..........      92,000        0.503%      20.9375     01/26/03            0           1,211,318           3,069,810
Gerald H. Taylor.....      70,000        0.382%      20.9375     01/26/03            0             921,655           2,335,725
                           20,000        0.109%      28.0000     09/28/03            0             122,080             526,100
Eugene Eidenberg.....      70,000        0.382%      20.9375     01/26/03            0             921,655           2,335,725
Daniel E. Crawford...      70,000        0.382%      20.9375     01/26/03            0             921,655           2,335,725
                       -------------------------------------------------------------------------------------------------------
All Optionees(6).....  18,300,700       100.00%      21.1027      various            0         242,891,906         615,512,459
All Stockholders.....        N/A           N/A           N/A          N/A            0      24,883,175,565(7)   39,622,091,974(7)

- ------------

     (1) The Company did not grant any stock appreciation rights during the last, or any prior, fiscal year.

     (2) The potential realizable value uses the hypothetical rates imposed by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for this valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. In fact, the Company disavows the ability of this or any other valuation model to predict or estimate the Company's future stock price or to place a reasonably accurate present value on the options because all models depend on assumptions about the stock's future price movement, which is simply unknowable. Also note that the value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value and that 5% and 10% appreciation would result in per share prices of approximately $46.00 and $73.25, respectively, as of January 26, 2003.

     (3) Grants become exercisable to the extent of one-third of the shares covered thereby on each of the first, second and third anniversary of the grant. Vesting may be accelerated upon a reorganization event or upon a tender offer for 30% or more of the Company's voting stock by a third party in accordance with plan provisions.

     (4) All options granted in 1993 expire ten years from the date of grant.

     (5) Unless the stock price increases, which will benefit all stockholders commensurately, an optionee will realize no gain.

     (6) As of December 31, 1993, this group consisted of 3,800 employees.

     (7) Values were calculated using the total shares outstanding as of December 31, 1993 (540,738,761 shares) and using a base price of $28.250.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   ACQUIRED                            OPTIONS AT FY-END (#)       OPTIONS AT FY-END ($) (1)
                                  ON EXERCISE     VALUE REALIZED     -------------------------     -------------------------
              NAME                    (#)              ($)           EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- --------------------------------  -----------     --------------     -------------------------     -------------------------
Bert C. Roberts, Jr.............          0         $        0            497,600/382,400           $14,057,200/$10,802,800
Richard T. Liebhaber............    131,225          2,571,491            247,935/214,840             7,004,164/  6,069,230
Gerald H. Taylor................     50,056          1,004,698            185,644/158,040             5,244,443/  4,464,630
Eugene Eidenberg................     50,000            953,125            225,500/164,500             6,370,375/  4,647,125
Daniel E. Crawford..............     28,000            461,500            200,184/155,066             5,655,198/  4,380,615

- ------------

     (1) Options are "in-the-money" if, on December 31, 1993, the market price of the Common Stock ($28.250) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on December 31, 1993, and the aggregate exercise price of such options.

                                 PENSION PLANS

     The Company sponsors a tax-qualified defined benefit plan ("Qualified Plan") and a supplemental non-qualified defined benefit plan ("Supplemental Plan" and, collectively, "Pension Plans"). The Qualified Plan covers all employees, including executive officers, who work at least 1,000 hours in a year. The Supplemental Plan covers only the Company's key executives, including the executive officers, who work at least 1,000 hours in a year. No employee contributions are required for participation in the Pension Plans. Retirement benefits are based upon the employee's compensation during his employment with the Company or a participating subsidiary.

     Compensation used to calculate benefits includes bonuses but does not include compensation related to fringe benefits, stock options or restricted stock. During 1993, compensation for the purposes of calculating pension benefits for the Qualified Plan was limited by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code") to $235,840. The Supplemental Plan pays the incremental benefit attributable to that part of the employee's compensation which exceeds the IRS plan limitations for each year.

     Employees are fully vested after five years of service or upon reaching age 65 while employed by the Company or a participating subsidiary. There is no partial vesting. Normal retirement is age 65, but an employee may elect to receive an actuarially-reduced pension at age 55 with five years of service to the Company. In addition, the Supplemental Plan permits the Company to grant additional service and additional pension amounts to selected executives. To date, grants of additional service have been made to five retired individuals.

     For employees employed after January 1, 1989, the Pension Plans provide a normal retirement benefit for each year of credited service equal to 1% of the compensation earned by the employee during that year up to the Social Security "covered compensation" level ($22,800 for 1993) plus an additional 1.5% of compensation earned over that level. However, employees employed on or before January 1, 1993, were credited with an updated past service benefit which provides a benefit of 1% of the employee's average annual compensation (for years the 1990, 1991 and 1992) up to $21,000 and 1.5% of such compensation over $21,000 for such years multiplied by the employee's years and months of service through December 31, 1992. Benefits payable from tax qualified plans are further limited by Section 415 of the Code; in 1993, the annual maximum benefit from the Qualified Plan was limited to $115,641. When the pension formula results in an executive's earning a benefit above the current limit, the Supplemental Plan pays the incremental portion above such limit.

     As of December 31, 1993, Messrs. Roberts, Liebhaber, Taylor, Eidenberg and Crawford, upon normal retirement, would be entitled to approximate annual retirement benefits from both Pension Plans of approximately $634,542, $133,471, $241,043, $121,087 and $134,537, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES AND OBJECTIVES

     The Compensation Committee establishes the base salary for the Chief Executive Officer ("CEO") and administers the Company's Stock Option Plan and the Executive Incentive Compensation Plan ("EICP"). The Committee also periodically reviews the compensation arrangements of the Company's other executive officers and adjusts their compensation as it deems advisable. The base salaries and incentive compensation of the Company's executives, other than the CEO are established by the CEO with the assistance of the Company's human resources staff and are reviewed annually by the Compensation Committee. The Compensation Committee consists solely of non-employee directors who are not eligible to participate in the compensation plans which they administer.

     The Compensation Committee's executive compensation objectives are (1) to ensure competitive levels of compensation that enable the Company to attract, retain and motivate executives of outstanding ability and character to lead the Company successfully in its highly competitive industry characterized by rapid technological change, innovation and significant capital investment requirements; (2) to relate a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives through the EICP; and (3) to provide stock-based long term incentives that directly link the compensation of executives to stock appreciation. The Compensation Committee accomplishes these objectives by periodically reviewing with independent compensation consultants surveys of executive compensation and by establishing the annual EICP's incentive reserve fund and performance objectives. Through annual grants of options and, at times, grants of restricted stock, the Compensation Committee aligns the financial interests of the executives with those of the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION AND COMPANY PERFORMANCE

     The Company has standard salary ranges for all positions, including all executive positions below the CEO. These salary ranges were developed by the Company's human resources staff from different surveys conducted by compensation consultants using competitive market data from both within and outside of the telecommunications industry. Companies chosen for consideration which are outside the telecommunications industry generally are those similar to MCI in size, based on revenue. The companies within the telecommunications industry are those that comprise the Company's peer group, for the purpose of constructing the performance graph, for which such data are available. (See the section of this Proxy Statement entitled, "Five-Year Performance Comparison," below.) Salary ranges are targeted to be at approximately the median of the survey data for companies of similar size and complexity. An executive's salary within these salary ranges depends upon the executive's experience and capabilities, the level of responsibility of the executive's position and the executive's unique talents and strengths. The CEO annually reviews each executive officer's salary and performance. In this review, the CEO considers individual contribution, attainment of individual and business unit performance objectives (which are based on the Company's business plan and differ for each individual executive and each business unit) and level within the salary range; however, there is no specific weighting of these criteria. The CEO also uses salary increase guidelines established by the Company to formulate the annual merit increase. The Company periodically examines the competitiveness of both the salary increase guidelines and the salary ranges in light of industry information. The CEO then considers the extent to which the increase guidelines should be adjusted in light of corporate performance and prospects. The Compensation Committee reviews, but does not approve, the CEO's decisions regarding executive officers' salaries.

     The purpose of the EICP is to encourage consistent, annual growth in earnings by creating a motivational environment in which compensation is contingent upon the level of the Company's operating income and to reward executives for performance after the Company's annual financial performance is known. All executive officers, including the CEO, participate in the EICP. At the beginning of the fiscal year, the Compensation Committee establishes the incentive compensation reserve, a percentage of operating income which will be used to fund the EICP awards at year end. The percentage allocated is based on the annual business plan. The Compensation Committee, in its discretion, at any time during or after such year, may adjust the dollar amount of the reserve for extraordinary events such as non-recurring charges or credits. As provided by the EICP, target awards are established for executives based on competitive norms and the position of the executive in the Company. Target awards represent a specified percent of the midpoint of the executive's salary range and are designed to provide a level of total cash compensation, including salary, between the 50th and 75th percentiles for similar companies, including those in the Company's peer group, if performance goals are achieved.

     After fiscal year end, actual awards are made based on the achievement of corporate operating income objectives and, for executives in revenue-generating units, revenue growth and income contribution performance objectives relative to the Company's business plan. Then, such awards are adjusted for individual performance. Such objectives were met for 1993. All awards are contingent upon the amount of reserved funds used to pay the awards. Because this fund is a percentage of actual operating income, the dollar amount of the fund varies according to actual corporate performance. Each executive's target award is reduced or increased according to the availability of funds in the incentive reserve, thereby directly linking the executive's award with actual corporate performance. The award then may be adjusted further in consideration of individual contribution and performance.

     On February 2, 1994, the Compensation Committee adopted certain changes to the EICP to be effective for awards for the calendar year 1994. These changes were made to enable certain business units to relate more closely awards to the individual executive's performance and to business unit performance.

     Under the EICP, as amended, the CEO will establish Target Incentive Awards for all participants, except himself. Prior to the end of February each year, the senior management of the business units may then establish and weight performance criteria for the executives in their respective business units. The performance criteria will be based on the executive's individual performance objectives and the business unit's objectives, based on the Company's business plan for the coming year. At the election of the CEO, executives who comprise the most senior level of management may be evaluated either based on their business unit performance or overall corporate performance, or a combination thereof. The CEO will be responsible for establishing the performance criteria for these individuals.

     The Compensation Committee also contemplated proposed changes to the EICP that it considered in connection with the Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act"), which denies a tax deduction for certain executive compensation in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other most highly compensated officers. At this time, only the deduction for portions of Mr. Roberts' compensation is affected by these limitations. The Compensation Committee notes that the regulations under the Revenue Act have only been proposed at this time and has determined it appropriate to delay further consideration of any such changes to its compensation arrangements until final regulations have been adopted.

     The Company has a long history of encouraging employee ownership of the Company's Common Stock. In the belief that employees who have a proprietary interest in the Company will focus on its long term success and on building stockholder wealth, the Compensation Committee uses the Company's stock option plan as a basis to create a foundation for the long term growth of the Company and increased stockholder value by providing executives and key employees with an opportunity to obtain and build a meaningful stake in the Company's future. At the beginning of each fiscal year, the Compensation Committee grants stock options to all executives and key employees who, in its judgment, have and are in a position to continue to impact postively the Company's profitability. The focus of the option awards is to encourage outstanding future performance over a longer term than the EICP. Therefore, options become exercisable based on continued employment with the Company and generally remain exercisable for a period of ten years. To provide the desired level of motivation by potential stock ownership, the number of stock options granted to Company executives is targeted to be above average in comparison to executives in similar companies, including those in the Company's peer group. The number of options granted to a particular executive is not determined by a particular formula; however, the Company has a targeted number of awards for each grade level of management. After the fiscal year end, the executive's individual performance is reviewed and the targeted award is adjusted for individual performance ranked against other executives at the same grade level in the same organization or business unit. The Committee also considered the amount and terms of the options and restricted stock awarded in prior years to each executive in making its determination of awards for this year. Stock options have been granted to key employees at all levels of the Company. The ultimate value of the options, if any, depends on the extent to which the Company's Common Stock appreciates in market value.

     After consideration of recommendations by the CEO (not including recommendations for grants for the CEO), the Compensation Committee may award shares of restricted stock to a limited number of key executives. This component of the Stock Option Plan not only fosters the same goals as the option program but, in addition, is designed to retain and motivate the key executives constituting the core of the Company's management team. Grants are made based on the Compensation Committee's assessment of the executive's expected future contributions and strategic importance to the Company, as well as the individual's past performance. Restrictions on shares are removed beginning three years and ending five years after the date of the grant, provided the executive remains employed by the Company. If the executive's employment terminates before the lapse of the restrictions, any remaining restricted shares are forfeited.

OTHER EXECUTIVE COMPENSATION PLANS

     The Company sponsors other employee benefit plans for both executives and non-management employees. The Company also has a Supplemental Retirement Plan and an executive life insurance program for executives. The Compensation Committee neither administers nor makes any determinations with respect to any such plan or program, with the exception of the Employee Stock Purchase Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND COMPANY PERFORMANCE

     The CEO and Chairman of the Board, Bert C. Roberts, Jr., is eligible to participate in the same executive compensation plans as the other senior executives; however, the Compensation Committee evaluates and establishes his compensation with special consideration and attention.

     The Compensation Committee conducts an annual evaluation of the competitiveness of Mr. Roberts' total compensation relative to the compensation of the CEOs of other similar-sized companies in the telecommunications industry as well as other industries. The Committee considers compensation data available for the companies in the Company's peer group, as well as data available from other similar-sized companies not in the peer group because it considers the market for Mr. Roberts' skills and strengths much broader than the telecommunications industry. As part of this evaluation, the Compensation Committee requests an independent compensation consultant to perform a market analysis of compensation levels and to furnish other information as needed. The CEO's salary is targeted to be approximately at the median of companies of similar size, complexity, and performance. Based on the Committee's judgment of corporate performance objectives relative to the Company's 1992 business plan, Mr. Roberts' individual performance, information supplied by the consultant, the expected challenges for Mr. Roberts in the coming year, and other individual performance factors that the Compensation Committee in its discretion deemed relevant at that time, the Compensation Committee established Mr. Roberts' salary for the new fiscal year. The Committee noted that in 1992, MCI met or exceeded its corporate performance objectives including: growth in earnings per share, increase in the per share price of its Common Stock, and maintenance of market share and operating margin. In its review, the Committee did not assign relative weights to the factors used to determine Mr. Roberts' salary.

     Like other executives, Mr. Roberts' incentive compensation award is paid from the annual EICP fund. Under the EICP, the Compensation Committee periodically develops special criteria for determining Mr. Roberts' annual incentive compensation award. The current guidelines are: (1) overall leadership of the Company; (2) development of future strategies for the Company; (3) implementation of strategic plans; and (4) financial measures reflecting continued increases in stockholder value. The Committee does not assign specific weights to these factors, but rather reviews them in the context of Mr. Roberts' leadership and the Company's performance relative to its business plan and the factors and events which impacted the Company during the year. The recent changes in the EICP discussed above will not affect the method by which Mr. Roberts' incentive compensation is determined.

     In its evaluation, the Compensation Committee also considered the dollar value of the total incentive compensation reserve and the amount of Mr. Roberts' award relative to the awards proposed to be paid to other executives. The Compensation Committee also took account of its perceptions concerning the business environment, competition and the Company's particular challenges in the prior fiscal year.

     Based on these factors, in February 1994, the Compensation Committee awarded Mr. Roberts an incentive bonus of $900,000 for 1993. The Compensation Committee based this award on Mr. Roberts' skills, strengths, performance and other factors, such as the fact that MCI's earnings per share increased 17.1% from $1.11 in 1992 (adjusted for a stock split in July 1993) to $1.30 in 1993 (the Compensation Committee determined that the special one-time charge to earnings should not be reflected in the calculation of any of the incentive awards payable from the EICP); that the Common Stock price increased 42.6% in 1993 from $19.81 on December 31, 1992, to $28.25 on December 31, 1993, as
compared with 7.1% growth in the Standard & Poor's 500 Stock Index; that the Company's revenues increased 12.3%, from $10.6 billion in 1992 to $11.9 billion in 1993; that the Company maintained its operating margin in 1993, excluding a non-recurring special charge to earnings; and that MCI's global presence was expanded significantly, most notably through MCI's strategic global alliance with British Telecommunications plc.

     In preparation for making any decision regarding the grant of stock options and restricted stock, the Compensation Committee evaluates Mr. Roberts' performance relative to the guidelines described above, the Company's achievements during the year (discussed above), the awards made to him in prior years, his critical leadership role in the Company's future success and notes the degree to which other companies have linked their CEO's long term compensation to stockholder return. In conducting such evaluation, the Committee did not assign relative weights to the factors it considered. The Committee also uses subjective criteria it deems relevant in its reasonable business discretion, such as their opinions about the business environment and the particular challenges for the Company as well as the potential market for Mr. Roberts' services, to determine the award for a particular year. In addition, the Compensation Committee considers its intent to use the Stock Option Plan as a means to align the financial interest of the CEO with that of the Company's stockholders.

                                          Gordon S. Macklin, Chairman
                                          Richard M. Jones
                                          Richard B. Sayford
                                          Michael H. Bader
                                          Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993, no member of the Compensation Committee of the Company's board of directors was a current or former officer or employee of the Company or any of its subsidiaries. Michael H. Bader, a member of the Compensation Committee, is a partner in the law firm of Haley, Bader & Potts, which firm performed legal services for the Company during the year ended December 31, 1993. Legal fees and expenses paid by the Company to Haley, Bader & Potts for the year ended December 31, 1993, totaled approximately $170,000. It is anticipated that the Company will pay Haley, Bader & Potts an amount in excess of $60,000 in 1994 in respect of services rendered and to be rendered to the Company and its subsidiaries during that year.

                        FIVE-YEAR PERFORMANCE COMPARISON

     The Securities and Exchange Commission ("SEC") requires that the Company include in this proxy statement a line-graph presentation comparing the Company's cumulative, five-year stockholder returns on an indexed basis with the Standard & Poor's 500 Stock Index and either a nationally-recognized industry standard index or an index of peer companies selected by the Company. In the absence of any nationally-recognized industry standard index, the Company has selected a peer group generally consisting of the major providers of telecommunications services. The members of the peer group are the following:
American Telephone & Telegraph Company, Sprint Corporation, NYNEX Corporation, Bell Atlantic Corporation, BellSouth Corporation, Ameritech Corporation, Southwestern Bell Corporation, US West, Inc., Pacific Telesis Group, and GTE Corporation. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its stock market capitalization. In accordance with SEC rules, the measurements are indexed to a value of $100 at December 31, 1988, and assume that all dividends are reinvested.

                         MCI COMMUNICATIONS CORPORATION

                 FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
                        FOR MCI, PEER GROUP AND S&P 500

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             MCI           S&P 500       PEER GROUP
Q4   1988                               100.00          100.00          100.00
Q1   1989                               126.52          107.09          110.59
Q2                                      159.67          116.54          126.65
Q3                                      198.90          129.02          147.62
Q4                                      194.48          131.69          160.42
Q1   1990                               162.43          127.72          147.28
Q2                                      185.30          135.76          145.88
Q3                                      139.40          117.10          132.36
Q4                                       87.07          127.59          138.05
Q1   1991                               113.69          146.13          144.33
Q2                                      124.98          145.80          143.15
Q3                                      126.09          153.59          146.65
Q4                                      134.66          166.47          157.41
Q1   1992                               146.91          162.27          146.86
Q2                                      143.23          165.35          158.07
Q3                                      156.61          170.56          170.14
Q4                                      176.91          179.15          182.82
Q1   1993                               198.69          186.97          202.74
Q2                                      256.96          187.89          215.19
Q3                                      246.91          192.74          223.50
Q4                                      252.76          197.21          209.57

         APPROVAL OF THE RESERVATION OF ADDITIONAL SHARES TO BE ISSUED
                       UNDER THE 1990 STOCK PURCHASE PLAN

     In 1989, the board of directors adopted and the stockholders approved in 1990, a stock purchase plan for the Company and participating subsidiaries (the "1990 Stock Purchase Plan") and authorized a maximum of 25,000,000 shares of the Company's Common Stock to be issued under the 1990 Stock Purchase Plan. As of December 31, 1993, 5,554,588 of the allocated shares had not yet been issued. In February 1994, the board of directors approved, subject to stockholder approval, an amendment to the 1990 Stock Purchase Plan that reserved an additional 20,000,000 shares of Common Stock for issuance under the 1990 Stock Purchase Plan. The board of directors continues to believe that the opportunity to acquire Common Stock serves as an incentive to improve the job performance of MCI's employees and facilitates MCI's efforts to secure and retain valuable employees. Following is a brief summary of the 1990 Stock Purchase Plan.

     Under the 1990 Stock Purchase Plan, eligible employees of the Company and any subsidiary which adopts the 1990 Stock Purchase Plan with the Company's consent may purchase shares of Common Stock through one or more offers made on behalf of the Company by the Compensation Committee of the board of directors. All employees (including officers) of the Company or any such subsidiary who have been employed at least three months are eligible to participate in offerings under the 1990 Stock Purchase Plan. Holders of 5% or more of the voting power of MCI's outstanding capital stock and directors who are not otherwise employed by the Company are ineligible to participate in such offerings. As of December 31, 1993, all active employees of the Company and its eligible subsidiaries were eligible to participate in the 1990 Stock Purchase Plan, provided they meet the 3-month continuous service requirement for participation. As of February 2, 1994, approximately 42,000 employees were eligible to participate in the plan. Over the years, approximately 60% of eligible employees have participated in the 1990 Stock Purchase Plan.

     The Compensation Committee may amend or modify the 1990 Stock Purchase Plan, but may not make any change which does not comply with the requirements of
Section 423(b) of the Code or with regulations promulgated under Section 16(b) of the Exchange Act.

     Eligible employees are entitled to purchase shares of Common Stock (subject to the maximum limitations set forth in the 1990 Stock Purchase Plan) through biweekly payroll deductions of up to the maximum percentage set by the board of directors at the beginning of each offer, which percentage may not exceed 15% of eligible compensation. Purchases are made monthly. The purchase price for such shares of Common Stock shall be equal to the lesser of (a) 85% of the fair market value of a share of Common Stock on the date of grant of the option (the "Base Option Price") and (b) 85% of the fair market value of a share of Common Stock on the date of purchase. In the event that an offer has a term of more than fifteen months, the initial Base Option Price is subject to an increase, on the date which falls at the midpoint of the term of the offer, to 85% of the average of the fair market value of a share of Common Stock during the period of twenty trading days ending one month prior to the date of revaluation.

     Options under the 1990 Stock Purchase Plan are not transferable other than by will or under the laws of descent and distribution. An employee may request that shares purchased by him be delivered to him during an offer and may at any time and for any reason withdraw from further participation in an offer and receive the number of shares of Common Stock previously purchased pursuant to the offer. In the event of retirement, death or termination of employment, the number of shares of Common Stock previously purchased pursuant to the offer will be delivered to the employee or the employee's representative.

     The 1990 Stock Purchase Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code. Under such a plan, an employee must report as compensation in the year of disposition of shares purchased under the Plan (or at death) the lesser of (a) the excess of the fair market value at the time of disposition (or death) over the purchase price and (b) the excess of the fair market value of the shares at the time the option was granted over the initial Base Option Price. Any excess of appreciated value is considered a capital gain. In order to qualify for capital gains tax treatment, the employee must hold the stock to a date that is more than two years from the date of option grant and one year from the date of purchase. If these holding requirements are met, the Company is not entitled to any deduction for tax purposes. On the other hand, if the employee does not meet the holding period requirements, the employee realizes at the time of disposition ordinary income to the extent of the difference between the price paid for the shares and fair market value on the purchase date, irrespective of the price at which the employee disposes of the shares, and an amount equal to such ordinary income is deductible by MCI.

     The 1990 Stock Purchase Plan and all rights of participating employees pursuant to the 1990 Stock Purchase Plan terminate (a) on the day that all shares then subject to the 1990 Stock Purchase Plan have been purchased, or (b) at any time, at the discretion of the Compensation Committee.

     Amounts received by MCI upon the purchase of shares of its Common Stock pursuant to the 1990 Stock Purchase Plan will be used for general corporate purposes.

     No current directors who are not executive officers will receive any benefit as a result of this proposed amendment. The benefits that will be received as a result of this amendment by the current executive officers and by all eligible employees are not currently determinable.

VOTING ON THE PROPOSAL

     Approval of the reservation of additional shares under the 1990 Stock Purchase Plan requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Company's board of directors, subject to stockholder approval, has selected Price Waterhouse to serve as independent accountants for the Company's fiscal year to end December 31, 1994.

     A representative of Price Waterhouse is expected to be present at the annual meeting. The representative will be given an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

VOTING ON THE APPOINTMENT

     The approval of the appointment of Price Waterhouse as independent accountants requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

     Proposals submitted by stockholders for presentation at the 1995 annual meeting must be received by the Company no later than December 7, 1994, for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to that meeting.

                                          By order of the board of directors,

                                      /s/ C. BOLTON-SMITH, JR.

                                          C. BOLTON-SMITH, JR.
                                          Secretary

                                    (MCI LOGO)


PROXY

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCI
               COMMUNICATIONS CORPORATION FOR THE ANNUAL MEETING
                            TO BE HELD MAY 23, 1994

Michael H. Bader, Bert C. Roberts, Jr., and Richard B. Sayford, or any of them with full power of substitution, are hereby authorized to represent and to vote, as designated below, all of the undersigned's shares of Common Stock at the annual meeting of stockholders of MCI COMMUNICATIONS CORPORATION to be held on May 23, 1994 at 10:00 a.m., in The Concert Hall, at The John F. Kennedy Center for the Performing Arts, Washington, D.C., and at any adjournment thereof, in the election of directors, upon the proposals set forth on the reverse side and described in the Proxy Statement, and in their discretion with respect to such other matters as may properly be brought before the meeting or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The above named proxies cannot vote your shares unless you sign and return this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF.

                          (CONTINUED ON REVERSE SIDE)

                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2 AND 3.


1.  ELECTION OF DIRECTORS


      FOR         WITHHELD
      / /           / /


NOMINEES: Clifford L. Alexander, Jr., Richard M. Jones, Richard T. Liebhaber, John R. Worthington

FOR ALL NOMINEES LISTED, except vote withheld from the following nominee(s):

- -------------------------------------------------------------------------------

2. Approval of the reservation of Common Stock for the Company's Employee Stock Purchase Plan.


      FOR     AGAINST      ABSTAIN
      / /       / /          / /


3.  Approval of the Company's appointment of independent accountants.


      FOR     AGAINST      ABSTAIN
      / /       / /          / /


The signer revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. The signer hereby acknowledges receipt of the notice of the annual meeting and proxy statement. NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: --------------------------------, 1994

- ---------------------------------------------
             (Signature)

- ---------------------------------------------
      (Signature if held jointly)

       PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT
                           WILL RECORD YOUR VOTES.
            PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE



MCI COMMUNICATIONS CORPORATION
Investor Relations
1801 Pennsylvania Avenue, NW                           Toll-free:  800-765-2115
Washington, DC 20006                                   Fax:        202-887-2967

Dear Investor,

In order to serve you better and to highlight MCI's technology, we have installed a new, automated information service. By calling 800-765-2115, you now may:

    request corporate documents, such as annual and quarterly reports, to be sent by mail;

    request corporate documents to be sent by fax, using MCI's Fax Reply service;

    speak with an MCI Investor Relations representative; or

    ask to be transferred to a representative of Mellon Securities, our transfer agent, for questions regarding change of address, dividend payments or other issues relating to stock certificates.

Alternatively, you can contact us by electronic mail at "MCI Investor Relations" (MCI Mail ID: 640-5834) or on the Internet at 640- 5834 at mcimail.com.

We believe these enhancements will facilitate our efforts to be more responsive to your needs.

Sincerely,


/s/ CONNIE WEAVER
- -----------------
Connie Weaver
Vice President
Investor Relations